Exhibit 99.2

Letter of Resignation

March 2, 2007

To the Board of Directors of Serino 4, Corp

Dear Sirs:

Effective immediately, I hereby tender my resignation from any and all positions held by me in Serino 4, Corp.

Sincerely,

/s/ Vincent L. Verdiramo

________________________

Vincent L. Verdiramo